MUTUAL AND FINAL RELEASE

DATE: March 14, 2001

BETWEEN: Life Systems Corp., a Nevada corporation, formerly

Bio-Preserve International Corporation

Bio-Preserve Medical Corporation (Florida)

Bio-Preserve Medical Corporation (Washington)

(Collectively, "Company")

2889 - 152nd Avenue NE, Suite B

Redmond, Washington 98052

AND: Monahan & Biagi, PLLC ("M&B")

701 Fifth Avenue, Suite 5701

Seattle, Washington 98104

1.0 Recitals

1.1 The Company consists of Life Systems Corp., formerly Bio-Preserve International Corporation, a Nevada corporation, and its subsidiaries, Bio-Preserve Medical Corporation, a Florida corporation, and Bio-Preserve Medical Corporation, a Washington corporation.

1.2 M&B are a Washington professional limited liability company.

1.3 The Company employed M&B to perform certain services in its professional capacity.

1.4 These accounts have been reconciled, and in connection with this Mutual and Final Release, the Company has tendered $6,409.10 and a warrant for 30,000 shares of the common stock of Life Systems Corp. together with a registration rights agreement, copies of which are attached hereto as Exhibits A and B, respectively,

NOW, THEREFORE:

In Consideration of the mutual release, forbearance, waiver, discharge and declaration of full accord and satisfaction as to all obligations of the Parties, one to another, the Parties to this Mutual and Final Release, intending to be legally bound, now declare as follows:

2.0 Mutual Release

2.1 The Company, now releases, forbears from claiming, waives, and discharges M&B and its respective officers, directors, members, agents and employees and their respective heirs, executors, legal representatives, successors and assigns, as to all claims and causes of action the Company may have whether in law or equity against M&B and its respective officers, directors, members, agents and employees and their respective heirs, executors, legal representatives, successors and assigns, known or unknown, existing or arising prior to or as of the date of this Mutual and Final Release, and declares all such claims to be fully satisfied or waived.

2.2 M&B now releases, forbears from claiming, waives, and discharges the Company and its respective officers, directors, shareholders, agents and employees and their respective heirs, executors, legal representatives, successors and assigns, as to all claims and causes of action M&B may have whether in law or equity against the Company and its respective officers, directors, shareholders, agents and employees and their respective heirs, executors, legal representatives, successors and assigns, known or unknown, existing or arising prior to or as of the date of this Mutual and Final Release, and declares all such claims to be fully satisfied or waived.

2.3 This Mutual and Final Release is the complete, entire and final agreement between the Company and M&B, and supersedes and merges all prior agreements whether written or oral. No modification or amendment to this Release shall be binding or enforceable unless signed by both Parties.

2.4 This Mutual and Final Release may be pleaded as a complete defense to any action brought by one Party of this Release against the other on any claim or cause of action concerning or arising out of facts or circumstances existing prior to or contemporaneous with the date of this Mutual and Final Release, and the party pleading this defense shall be entitled to attorney's fees and costs.

2.5 The Company has been represented by separate counsel of its own choosing with respect to all matters associated with this Mutual and Final Release.

2.6 The authorized capital stock of the Life Systems Corp. ("LSC") consists of 200,000,000 shares of Common Stock ("LSC Common Stock") and 5,000,000 shares of preferred stock, par value $.001 per share ("LSC Preferred Stock"). As of the date hereof, (i) 7,989,880 shares of LSC Common Stock and nil shares of LSC Preferred Stock were issued and outstanding, and (ii) 2,625,000 shares of LSC Common Stock were reserved for issuance upon exercise of outstanding stock options or warrants. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of the Parent or of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights, which were not granted in tandem with a related Stock Option. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company except NextPath, which could convert a promissory note into 400,000 shares.

2.7 Consents, Authorizations and Conflicts. Neither the execution and delivery by the Company of this Agreement nor the performance by the Company of its obligations hereunder, require any consent or the giving of any notice applicable to the Company. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder, does not and will not contravene, conflict or be inconsistent with, result in a breach of, constitute a violation of or default under, or require or result in any right of acceleration or create or impose any lien under (all or any of the foregoing a "breach"): (A) of the articles or certificate of incorporation or bylaws (or other organizational documents) of the Company; (B) any federal, state or other law applicable or relating to the Company, or any of the businesses or assets of the Company; or (C) any contract, agreement, instrument, undertaking, commitment or arrangement, of any kind or description whatsoever to which the Company is a party.

In Witness Whereof, the signing parties below, who warrant that they are the duly authorized representatives of their respective corporations, execute this Mutual and Final Release on the date first set forth above.

"Company" "M&B"

Life Systems Corp., formerly Monahan & Biagi, PLLC

Bio-Preserve International Corporation

/s/ Fereydoon Sadri /s/ Signed

It's duly authorized representative its duly authorized representative

Bio-Preserve Medical Corporation (Florida)

/s/ Fereydoon Sadri

It's duly authorized representative

Bio-Preserve Medical Corporation (Washington)

/s/ Fereydoon Sadri

It's duly authorized representative